CERTIFICATE OF THE SECRETARY OF FSI LOW BETA ABSOLUTE RETURN FUND
CERTIFYING RESOLUTIONS REGARDING
APPROVAL OF FIDELITY BOND

THE UNDERSIGNED, duly appointed Secretary of FSI Low Beta Absolute Return Fund (the “Fund”), a statutory trust organized under the laws of the state of Delaware, does hereby certify that the following are full, true and correct copies of certain resolutions unanimously approved by the Board of Trustees of the Fund (the “Board”) on December 18, 2012, and that such resolutions have not been rescinded, amended or modified and on the date hereof are in full force and effect:

WHEREAS, the Fund proposes to secure a fidelity bond to be issued by Centennial Insurance Company (CNA Insurance Companies), in the principal amount of $450,000, providing coverage for the Fund with a one year premium of $2,000 (the “Bond”); and

RESOLVED: That taking into consideration all relevant factors, including, but not limited to, the projected value of the Fund’s aggregate assets, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Fund’s portfolio, the amount of the proposed coverage, and the premiums to be charged value amount of the fidelity bond and the amount of the premiums for the Bond, the Board, including a majority of the Independent Trustees: (1) finds that the Bond to be reasonable in form and the amount; and (2) hereby approves the Bond substantially in the form presented at this meeting with such immaterial changes as the officers of the Fund, with the advice of Fund Counsel, deem necessary or appropriate; and it was

FURTHER RESOLVED: That subject to ratification by the Board, including a majority of Independent Trustees, the officers of the Fund be, and hereby are, authorized to increase the amount of the Bond as may be necessary to satisfy the requirements of Rule 17g-1 under the 1940 Act; and it was

FURTHER RESOLVED: That the officers of the Fund be, and each of them hereby is, authorized to file the fidelity bond with the SEC and give notices required under Paragraph (g) of Rule 17g-1; and it was

FURTHER RESOLVED: That the officers of the Fund be, and each of them hereby is, authorized to take any actions and to execute any instruments which may be necessary or advisable to carry out the foregoing resolutions and the purpose and intent thereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 11th day of July 2013.

/s/Megan Hadley Koehler
Megan Hadley Koehler
Secretary of the Fund